SHAREHOLDERS AGREEMENT


                                     between


                             WORLD HEART CORPORATION

                                       and

                            EDWARDS LIFESCIENCES LLC

                                       and

                         EDWARDS LIFESCIENCES (US) INC.

                                       and

                   THE SHAREHOLDERS OF WORLD HEART CORPORATION
                                IDENTIFIED HEREIN



                                   Dated as of

                                  June 30, 2000

                             SHAREHOLDERS AGREEMENT


          SHAREHOLDERS AGREEMENT (the "Agreement"), dated as of June 30, 2000, among World Heart Corporation, an Ontario corporation ("World Heart"), Edwards Lifesciences LLC, a Delaware limited liability company ("Edwards LLC"), Edwards Lifesciences (US) Inc., a Delaware corporation ("Edwards US") and Roderick M. Bryden, Dr. Tofy Mussivand and the Ottawa Heart Institute Research Corporation (the "Other Shareholders").

          WHEREAS (a) World Heart and Edwards LLC are parties to a Contribution Agreement, dated as of May 24, 2000 (the "Contribution Agreement") and the other Transaction Agreements (as defined in the Contribution Agreement), and (b) Edwards US and World Heart are parties to a Convertible Preferred Shares
Purchase Agreement dated as of May 24, 2000 (the "World Heart Preferred Agreement") and upon consummation of the transactions contemplated therein (the "Transactions") Edwards LLC will hold 4,981,128 participating cumulative preferred shares (the "Newco Preferred Shares") of Valentine Acquisition Corp., a Delaware corporation and a subsidiary of World Heart ("Newco"), and Edwards US will hold 1,374,570 Cumulative Redeemable Convertible Preferred Shares, Series A of World Heart (the "Series A Preferred Shares");

          WHEREAS pursuant to the Exchange Agreement between Edwards LLC and World Heart dated as of May 24, 2000 (as defined in the Contribution Agreement) Edwards LLC will have the right to exchange the Newco Preferred Shares for common shares of World Heart ("World Heart Common Shares") on the terms and conditions set out therein;

          WHEREAS the Series A Preferred Shares are convertible into World Heart Common Shares at the times and on the terms and conditions set out in the articles of World Heart;

          WHEREAS the parties hereto wish to set forth their agreement concerning certain governance matters of World Heart following consummation of the Transactions as well as certain matters relating to Edwards ownership and disposition of the World Heart Common Shares;

          NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   Definitions

          SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "affiliate" has the meaning specified in the Securities Act (Ontario) as in effect on the date of this Agreement.

          "Agreement" has the meaning set forth in the recitals to this agreement.

          "Applicable Law" shall mean, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

          A Person shall be deemed to "Beneficially Own", to have "Beneficial Ownership" of, or to be "Beneficially Owning" any securities (which securities shall also be deemed "Beneficially Owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement and, for certainty, Edwards shall be deemed to Beneficially Own the World Heart Common Shares issuable upon the conversion of the Series A Preferred Shares and issuable upon the exchange of the Newco Preferred Shares;

          "Canadian Securities Acts" shall mean the Canadian securities legislation and Canadian securities directions set out in National Instrument 14-101 adopted or made by the securities commissions and similar regulatory authorities in the provinces of Canada;

          "Contribution Agreement" has the meaning set forth in the recitals to this Agreement.

          "Edwards" means, collectively, Edwards US and Edwards LLC.

          "Edwards Designee" means the Chief Executive Officer of Edwards LLC.

          "Edwards LLC" has the meaning set forth in the recitals to this Agreement.

          "Edwards US" has the meaning set forth in the recitals to this Agreement.

          "Effective Date" means the date of the closing of the Transactions and the transactions contemplated by the World Heart Preferred Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "First Offer Price" has the meaning set forth in Section 3.2(a).

          "Governmental  Approval"  means  any  action,  order,   authorization,
consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

          "Governmental Authority" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

          "Incentive Securities" has the meaning set forth in Section 4.1.

          "Losses" has the meaning set forth in Section 5.4.

          "Newco Preferred Shares" has the meaning set forth in the preamble of this Agreement.

          "Offered Shares" has the meaning set forth in Section 3.2(a)

          "Other Shareholders" has the meaning set forth in the recitals to this Agreement.

          "Permitted Transferee" has the meaning set forth in Section 3.1.

          "Person" means any individual, group, corporation,  firm, partnership,
limited  liability  company,   joint  venture,   trust,   business  association,
organization, governmental entity or other entity.

          "POP System" means the prompt offering prospectus qualification system established under the Canadian Securities Acts or any equivalent system established from time to time in Canada;

          "Public Offering" means any offering of World Heart Common Shares registered under the Securities Act or qualified under any of the Canadian Securities Acts.

          "Response Period" has the meaning set forth in Section 3.2(b).

          "SEC" means the Securities and Exchange Commission or any successor governmental entity.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Series A Preferred Shares" has the meaning set forth in the recitals to this Agreement.

          "Transactions" has the meaning set forth in the recitals to this Agreement.

          "Transfer Notice" has the meaning set forth in Section 3.2(a).

          "World Heart" has the meaning set forth in the recitals to this Agreement.

          "World Heart Board" means the board of directors of World Heart.

          "World Heart Common Shares" has the meaning set forth in the recitals to this Agreement.


                                   ARTICLE II
                              Corporate Governance

          SECTION II.1 The World Heart Board of Directors. This Article II shall be effective for so long as Edwards Beneficially Owns at least 10% of the World Heart Common Shares outstanding on a fully diluted basis and does not Beneficially Own a majority of the Series A Preferred Shares.

          (a) Composition. World Heart and the Other Shareholders hereby agree to take, at any time and from time to time, all action necessary and within their power such that the World Heart Board shall consist of not more than eight directors. Edwards shall be entitled to nominate the Edwards Designee for election to the World Heart Board.

          (b) Removal. Only Edwards shall be entitled to request the removal of the Edwards Designee. If Edwards requests that the Edwards Designee be removed (with or without cause), the Other Shareholders agree to take or cause to be taken all appropriate action within their power to effect the removal of such director from the Board of Directors of World Heart.

          (c) Vacancies. In the event a vacancy is created on the World Heart Board by the death, disability, retirement, resignation or removal of the Edwards Designee (an "Edwards Vacancy"), then as soon as practicable thereafter Edwards shall designate a new Edwards Designee and the Other Shareholders agree to vote in favor of the new Edwards Designee to fill the Edwards Vacancy.

          (d) Subsidiaries and Committees. At Edwards' election, unless prohibited by applicable stock exchange rules or Applicable Law, any board of directors of any subsidiary of World Heart, and any committee of the board of directors of World Heart and such subsidiary shall include the Edwards Designee.

          SECTION II.2 General Covenant to Vote.

          (a) Each Other Shareholder agrees to take all actions within their power necessary at any time or from time to time to call, or cause World Heart or the appropriate officers or directors of World Heart to call, one or more meetings of shareholders of World Heart and to vote all securities of World Heart Beneficially Owned or which control or direction is exercised by such Other Shareholder at any such meeting at which directors are to be elected in favor of, or to consent by written consent in lieu of any such meeting to, the election of a Board of Directors consistent with, and the taking of any other action required by or to effect the intent of, this Agreement including, without limiting the generality of the foregoing, the election of the Edwards Designee as a director of World Heart.

          (b) World Heart agrees to take all actions necessary at any time or from time to time to call, or to cause its subsidiaries or the appropriate officers or directors of its subsidiaries to call, one or more annual meetings of shareholders of its subsidiaries and to vote all securities Beneficially Owned or over which control or direction is exercised by World Heart at any such annual meeting in favor of, or to consent by written consent in lieu of any such meeting to, the election of a board of directors consistent with, and the taking of any other action required by or to effect the intent of, this Agreement.

                                   ARTICLE III
                              Transfer Restrictions

          SECTION III.1 Restrictions on World Heart Common Shares. If World Heart enters into an agreement with underwriters pursuant to which World Heart agrees to issue and sell World Heart Common Shares or securities convertible into or carrying the right to purchase World Heart Common Shares in a Public Offering and if Edwards is requested to do so by the lead underwriter, Edwards will agree not to sell, transfer or otherwise dispose of any World Heart Common Shares for 90 days following the completion of World Heart's Public Offering without the prior written consent of the underwriters, which shall not be unreasonably withheld. The preceding sentence shall not restrict Edwards' ability to sell securities concurrently with World Heart in such Public Offering through such underwriters. So long as Edwards holds World Heart Common Shares, Edwards shall not sell, transfer or otherwise dispose of any World Heart Common Shares except in accordance with Section 3.2 or one of the following:

          (a) pursuant to a sale or sales to any one or more Persons or groups in an amount that, when combined with all other sales of World Heart Common Shares effected by Edwards in the preceding 12 months represents, in the aggregate, no more than 25% of the World Heart Common Shares Beneficially Owned by Edwards on a fully-diluted basis as of the Effective Date;

          (b) pursuant to a merger, consolidation or other business combination of Edwards, where Edwards is not the surviving entity, or a sale of all or substantially all of Victoria's assets; provided, however, that the surviving or purchasing entity agrees in writing to be bound by the terms of this Agreement; or

          (c) pursuant to a transfer of World Heart Common Shares by Edwards to an affiliate of Edwards, from an affiliate of Edwards to Edwards or between affiliates of Edwards (any such transferee shall be referred to herein as a "Permitted Transferee"), provided that in the case of any such transfer, Edwards or a Permitted Transferee, as the case may be, shall have provided World Heart with written notice of such proposed transfer at least five days prior to consummating such transfer stating the name and address of the Permitted Transferee and the relationship between the transferring party and the Permitted Transferee, and the Permitted Transferee shall have executed a copy of this Agreement as a shareholder of World Heart. If any Permitted Transferee to whom World Heart Common Shares have been transferred pursuant to this Section 2.1 ceases to be a Permitted Transferee, such World Heart Common Shares shall be transferred back to the transferor or another Permitted Transferee immediately prior to the time such Person ceases to be a Permitted Transferee. Edwards and any Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

          SECTION III.2 Right of First Refusal.

          (a) If Edwards receives and desires to accept a bona fide offer (an "Offer") to purchase World Heart Common Shares representing more than 25% of the World Heart Common Shares Beneficially Owned by Edwards on a fully-diluted basis as of the Effective Date from any Person who is not an affiliate of Edwards, Edwards shall give written notice (a "Transfer Notice") to that effect to World Heart. The Transfer Notice shall contain (i) the number of World Heart Common Shares proposed to be transferred (the "Offered Shares"), (ii) the identity of the offeror (the "Offeror") and (iii) the purchase price (the "First Offer Price") offered by the Offeror.

          (b) World Heart shall have the right, for a period of 30 days after the date of the Transfer Notice (the "Response Period"), to purchase, pursuant to the Transfer Notice, all but not less than all of the Offered Shares at the First Offer Price, exercisable by delivering a written notice (the "Acceptance Notice") to Edwards within the Response Period. The Acceptance Notice shall be deemed to be an irrevocable commitment to purchase from Edwards all of the Offered Shares.

          (c) If, at the end of the Response Period, Edwards has not received an Acceptance Notice pursuant to terms of Section 3.2(b) Edwards shall be entitled for a period of 90 days beginning the day after the expiration of the Response Period to sell to the Offeror the Offered Shares at a price not lower than the First Offer Price and on terms no more favorable to the Offeror than were contained in the Transfer Notice; provided, however, that if the market price of the World Heart Common Stock has dropped since the date of the Transfer Notice, Edwards shall be entitled to sell the Offered Shares to the Offeror at a correspondingly reduced price. Promptly after any sale pursuant to this Section 3.2, Edwards shall notify World Heart of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as World Heart may reasonably request.

          (d) If,  at the end of any such  90-day  period  provided  for in this
Section 3.2, Edwards has not completed the sale of the Offered Shares, Edwards shall no longer be permitted to sell such Offered Shares pursuant to this
Section 3.2 without again fully  complying  with the  provisions of this Section
3.2 and all the restrictions on sale, transfer, assignment or other disposition contained in this Agreement shall again be in effect.

          SECTION III.3 Compliance with Applicable Law, Etc. The exercise of the right of first refusal set forth in Section 3.2 and the completion of any transfer or sale of World Heart Common Shares contemplated hereunder shall be subject to compliance with Applicable Law. Edwards, World Heart and each of the Other Shareholders shall cooperate with each other and shall take all such action, including, without limitation, obtaining all Governmental Approvals required to comply with Applicable Law in connection with the sale or transfer of the World Heart Common Shares pursuant to this Agreement. Each of Edwards, World Heart and the Other Shareholders shall bear its own costs and expenses in connection with obtaining any such Governmental Approvals, provided, however, that neither Edwards nor the Other Shareholders shall be required to bear any costs or expenses in order for another shareholder to obtain any such Governmental Approvals.

          SECTION III.4 Legends on Shares. Victoria agrees that the certificates representing the Valentine Common Shares and the Newco Preferred Shares may bear a legend referring to the transfer restrictions of this Article III.

          SECTION III.5 Effect. Any purported transfer of securities that is inconsistent with the provisions of this Article III shall be null and void and of no force or effect and will not be registered on the share registers of World Heart.

                                   ARTICLE IV
                  Preemptive Rights and Additional Stock Sales

          SECTION IV.1 Preemptive Rights. For so long as Edwards Beneficially Owns at least 10% of the World Heart Common Shares outstanding on a fully-diluted basis, Edwards shall be entitled to participate in all future issuances by World Heart of World Heart Common Shares (or rights to acquire World Heart Common Shares or securities convertible into, or exchangeable for, or carrying the right to purchase World Heart Common Shares) to the extent necessary to maintain its proportionate fully diluted equity interest in World Heart as that interest exists at the time of such issuance. World Heart will provide Edwards with at least 20 days advance written notice of any such proposed issuance (a "Proposed Issuance"), which notice shall contain all relevant information pertaining thereto (including, without limitation, the identity of the proposed beneficial and record owners of the World Heart Common Shares to be issued and sold by World Heart and the issue price per security, or proposed range of issue prices per security, if then known) and an offer to Edwards to participate in the Proposed Issuance (at a price per security and upon terms and conditions no less favorable than those provided to other offerees or purchasers of World Heart Common Shares in the Proposed Issuance) to the extent necessary for Edwards to maintain its proportionate fully diluted equity interest in World Heart. At Edwards' sole option, it may participate in the Proposed Issuance by purchasing the full number of World Heart Common Shares necessary to maintain its proportionate equity interest or any lesser number thereof. In the event the terms of the Proposed Issuance change, World Heart will provide Edwards with a new 20-day advance notice period prior to consummating the transaction contemplated by the Proposed Issuance. These preemptive rights shall not apply to the following sales or issuances: (a) pursuant to an employee stock option plan, stock purchase plan or similar benefit program, agreement or sale or issuance to directors, employees or consultants which sales or issuances do not exceed 20%, on a fully diluted basis, of the outstanding equity shares of World Heart as of the date hereof ("Incentive Securities"); or (b) as consideration for the acquisition by World Heart or any of its affiliates of all or a part of another business or the merger of any business entity with or into World Heart or any of its affiliates.

                                    ARTICLE V
                               Registration Rights

          SECTION V.1 Registration on Request.

          (a) Request. Upon the written request of Edwards requesting that World Heart effect the registration under the Securities Act and the qualification under the prospectus requirements of any or all of the Canadian Securities Acts of all or part of its World Heart Common Shares and specifying the intended method of disposition thereof, World Heart will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act and the qualification under the prospectus requirements of any or all of the Canadian Securities Acts of the World Heart Common Shares which World Heart has been so requested to register or qualify by Edwards for disposition or distribution in accordance with the intended method of disposition stated in such request; provided, however, that Edwards shall be entitled to make a request under this Section 5.1 no more than three times unless any such registration or qualifications requested shall not have been effected as set forth in 5.1(d) below.

          (b) Registration Statement and Prospectus Form. Registrations under the Securities Act under this Section 5.1 shall be on such appropriate registration form of the SEC as shall be selected by Edwards and World Heart. If, in connection with any registration under the Securities Act under Section 5.1(a) which is proposed by World Heart to be on Form F-3 or any similar short form registration statement which is a successor to Form F-3, the managing underwriters, if any, shall advise World Heart in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form. If, at the time a request is made by Edwards under Section 5.1(a) to qualify a distribution of World Heart Common Shares in some or all of the provinces of Canada, World Heart has in force a receipt for its annual information form from the applicable Canadian provincial securities regulatory authorities in all of the provinces in which the distribution is to be effected and meets the eligibility criteria to be a POP System issuer, World Heart will effect the qualification by way of a short form prospectus pursuant to the POP System.

          (c) Expenses. World Heart will pay all Registration Expenses (as defined in Section 5.2(d)) in connection with any registration or qualification requested pursuant to this Section 5.1 by Edwards.

          (d) Effective Registration Statement. A registration or qualification requested pursuant to this Section 5.1 shall not be deemed to have been effected
(i) unless a registration statement with respect thereto has become effective or a (final) prospectus has been filed and a receipt issued therefor under the applicable Canadian Securities Acts, provided that a registration or qualification which does not become effective after World Heart has filed a registration statement or a preliminary prospectus with respect thereto solely by reason of the refusal to proceed of Edwards(other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to World Heart) shall be deemed to have been effected by World Heart at the request of Edwards unless Edwards shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration statement or distribution of World Heart Common Shares becomes subject to any stop order, cease trading order, injunction or other order or requirement of the SEC or applicable Canadian provincial securities regulatory authority or other governmental agency or court for any reason other than by reason of some act or omission by, or circumstance relating to, Edwards, or
(iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by, or circumstances relating to, Edwards.

          (e) Selection of Underwriters. If a requested registration or qualification pursuant to this Section 5.1 involves an underwritten offering, the managing underwriter or underwriters thereof shall be selected by Edwards on reasonable prior notice to World Heart.

          SECTION V.2 Incidental Registration. If World Heart proposes at any time to register World Heart Common Shares under the Securities Act (other than pursuant to a registration statement on Form S-8, Form S-4 or Form F-4 (or a similar successor form)) or to file a prospectus under any of the Canadian Securities Acts in respect of a proposed distribution of World Heart Common Shares with respect to an offering of World Heart Common Shares for its own account or for the account of any of its security holders, it will promptly (but in no event less than 30 days before the anticipated filing date), give written notice thereof to Edwards and offer Edwards the opportunity to register or distribute such number of World Heart Common Shares as Edwards may request. Upon the written request of Edwards made within 30 days after the receipt of any such notice (which request shall specify the World Heart Common Shares intended to be disposed of by Edwards and the intended method of disposition thereof), World Heart will, subject to the terms of this Agreement, use its best efforts to include the World Heart Common Shares which Edwards has been requested to register in such registration or qualify for distribution.

          (a) If the proposed registration by World Heart is an underwritten Public Offering of World Heart Common Shares, then World Heart will use its best efforts to cause the managing underwriter or underwriters to include such World Heart Common Shares among those securities to be distributed by or through such underwriters (on the same terms and conditions as the other World Heart Common Shares included therein to the extent appropriate). Notwithstanding the foregoing, if in the reasonable judgment of the managing underwriter or underwriters, the success of the Public Offering would be adversely affected by inclusion of the World Heart Common Shares requested to be included, World Heart shall include in such registration or distribution the number (if any) of World Heart Common Shares so requested to be included which, in the opinion of such underwriters, can be sold.

          (b) If, at any time after giving written notice of its intention to register a Public Offering and prior to the effective date of the registration statement or the filing of a (final) prospectus filed in connection with such registration or distribution, World Heart shall determine for any reason either not to register, or to delay registration of, or cease the distribution of, such securities, World Heart may, at its election, give written notice of such determination to Edwards and, thereupon, (i) in the case of a determination not to register or distribute, shall be relieved of its obligation to register any World Heart Common Shares or qualify any World Heart Common Shares for distribution or (ii) in the case of a determination to delay registering or filing a prospectus to qualify a distribution, shall be permitted to delay registering or qualifying for distribution any of Edwards' World Heart Common Shares, for the same period as the delay in registering such other World Heart Common Shares.

          (c) The selection of the underwriters for any such offering shall be at the sole discretion of World Heart.

          (d) World Heart will pay expenses associated with the registration and sale of Edwards' World Heart Common Shares including without limitation legal, accounting, printing, prospectus filing and distribution fees and expenses but excluding underwriters' fees, commissions or discounts with respect to World Heart Common Shares disposed of by Edwards ("Registration Expenses").

          SECTION V.3 Registration Procedures.

          (a) If and  whenever  World  Heart is required  by the  provisions  of
Section 5.1 or 5.2 hereof to effect the registration or qualify the distribution of World Heart Common Shares, World Heart will as promptly as practicable:

                    (i) furnish to Edwards  such number of  conformed  copies of such preliminary prospectus, prospectus or registration statement and of each such amendment and supplement thereto (in each case including all exhibits, if any), such number of copies of the prospectus included in any such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as Edwards may reasonably request to facilitate the disposition of World Heart Common Shares owned by Edwards;

                    (ii) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions, if applicable, as shall be reasonably appropriate for distribution of the World Heart Common Shares; provided, however, that World Heart shall not be required, solely in order to accomplish the foregoing, to qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

                    (iii) advise Edwards, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any cease trading order by any Canadian provincial securities regulatory authority or any stop order by the SEC or any state securities commission or agency preventing the distribution by Edwards of its World Heart Common Shares or suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and use its best efforts to prevent the issuance of any cease trading or stop order and to obtain its withdrawal if such cease trading or stop order should be issued;

                    (iv) notify Edwards upon World Heart's discovery that, or upon the happening of any event as a result of which any preliminary prospectus or prospectus prepared in connection with a distribution of Edwards' World Heart Common Shares or included in any registration statement which includes Edwards' World Heart Common Shares, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Edwards prepare and furnish to Edwards a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Edwards' World Heart Common Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                    (v) use its best efforts to cause all of the outstanding World Heart Common Shares to continue to be listed on each securities exchange or inter-dealer quotation system on which the World Heart Common Shares are now listed or posted for trading.

          (b) Edwards agrees that, upon receipt of any notice from World Heart of the occurrence of any event of the kind described in Section 5.3(a)(iv), it will forthwith discontinue the disposition of World Heart Common Shares pursuant to the prospectus or registration statement relating to such World Heart Common Shares until its receipt of a supplemented or amended prospectus from World
Heart;  provided,  that if the  registration  statement  is for an  underwritten
Public Offering, Edwards will use its reasonable best efforts to cause the underwriters of such Public Offering to discontinue the disposition of World Heart Common Shares.

          (c) If any of Edwards' World Heart Common Shares are included in any registration or qualification pursuant to this Article V, Edwards shall take such actions and furnish World Heart with such information regarding itself and relating to the distribution of the World Heart Common Shares as World Heart may from time to time reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation, the following: (i) enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature and cause each underwriter of the World Heart Common Shares to be sold to agree in writing with World Heart to provisions with respect to indemnification that are substantially the same as set forth in
Section 5.4 hereof; (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering; and (iii) distribute the World Heart Common Shares in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus.

          SECTION V.4 Indemnification.

          (a) Indemnification by World Heart. In the event of any registration or qualification for distribution of Edwards' World Heart Common Shares pursuant to Section 5.1 or 5.2, World Heart agrees to indemnify and hold harmless Edwards and its directors and officers and each other person, if any, who controls Edwards within the meaning of the Securities Act (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) to which such Indemnified Person becomes subject under the Securities Act, the Canadian Securities Acts or otherwise (the "Losses"), insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in any prospectus or registration statement under which such securities were registered or qualified under the Securities Act, the Canadian Securities Acts or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that World Heart shall not be liable to such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished in writing by Edwards to World Heart exclusively for use therein.

          (b) Indemnification by Edwards. In the event of any registration or qualification for distribution of Edwards' World Heart Common Shares pursuant to
Section 5.1 or 5.2, Edwards agrees to indemnify and hold harmless World Heart and its directors and officers and each other person, if any, who controls World Heart within the meaning of the Securities Act (each, an "Indemnified Person") from and against any and all Losses, insofar as such Losses arise out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any prospectus or registration statement under which such securities were registered or qualified under the Securities Act, the Canadian Securities Acts or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made solely in reliance upon and in conformity with information furnished in writing to World Heart by Edwards exclusively for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

          (c) Defense of Claim. If any action or proceeding (including any governmental investigation) shall be brought or directed against any party hereto (or its officers, directors or agents), the party against whom indemnification is sought shall be permitted to (or, if requested, shall) assume the defense of such claim, including the employment of counsel and the payment of all expenses, unless a conflict of interest may exist with respect to such claim or differing or additional defenses may be available to the other party. If defense of a claim is assumed by an indemnifying party, the indemnified party shall not be liable for any settlement of such action or proceedings effected without their prior written consent. Any such indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party an unconditional release from all liability in respect to such claim or litigation. Any party entitled to indemnification hereunder agrees to give prompt written notice to the other party of any written notice of the commencement of any action, suit, proceedings or investigation or threat thereof for which such party may claim indemnification or contribution pursuant to this Agreement; provided, however, that failure to give such notice shall not limit any party's right to indemnification or contribution hereunder. Notwithstanding the foregoing, an indemnified party hereunder shall always have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party.

          (d) Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, (ii) survive the transfer of securities and
(iii) survive the termination of this Agreement.

          (e) Right of Contribution. If the indemnification provided for in this
Section 5.4 is unavailable to, or insufficient to hold harmless, an indemnified party under Section 5.4(a) or Section 5.4(b) above in respect of any Losses referred to in such Sections, then each applicable indemnifying party shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of World Heart, on the one hand, and of Edwards, on the other, in connection with the misstatement or omission which resulted in such Losses, taking into account any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.4(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

                                   ARTICLE VI
                                   Termination

          SECTION VI.1 Termination. This Agreement shall automatically terminate on the date Edwards longer Beneficially Owns any World Heart Common Shares.

                                   ARTICLE VII
                                  Miscellaneous

          SECTION VII.1 Effectiveness. This Agreement shall be effective as of the Effective Date.

          SECTION VII.2 Governing Law. This agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the Province of Ontario and each party hereby attorns to the non-exclusive jurisdiction of the courts of such province and any courts competent to hear appeals therefrom.

          SECTION VII.3 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by nationally recognized air courier service, by certified mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 7.3 or in accordance with the latest unrevoked written direction from such party), (ii) if by certified mail, upon mailing or (iii) if given by facsimile when such facsimile is transmitted to the fax number specified in this Section 7.3 (or in accordance with the latest unrevoked written direction from such party), provided the appropriate confirmation is received.

           (a)       if to Edwards, to:

                           Edward Lifesciences (US) Inc.
                           Edwards Lifesciences LLC
                           One Edwards Way
                           Irvine, California 92614

                           Attention:   Associate General Counsel
                           Fax:  (949) 250-2525

                           with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300  South Grand Avenue, Suite 3400
                           Los Angeles, California  90071

                           Attention: Joseph J. Giunta, Esq.
                           Fax:  (213) 687-5600


             (b)     if to World Heart, to:

                           World Heart Corporation
                           1 Laser Street
                           Nepean, Ontario
                           K2E 7V1

                           Attention:   Chief Financial Officer
                           Fax:  (613) 226-4744

                           with a copy (which shall not constitute notice) to:

                           McCarthy Tetrault
                           The Chambers
                           1400 - 40 Elgin Street
                           Ottawa, Ontario KlP 5K6

                           Attention: Robert D. Chapman
                           Fax: (613) 563-9386

          SECTION VII.4 Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a specific Schedule, such reference shall be deemed to include, to the extent applicable, all the other Schedules. The table of contents, table of definitions and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date hereof. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          SECTION VII.5 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          SECTION VII.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

          SECTION VII.7 Entire Agreement; No Third Party Beneficiaries. This Agreement together with the Other Transaction Agreements (as defined in the Contribution Agreement) and the World Heart Preferred Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

          SECTION VII.8 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

          SECTION VII.9 Amendments and Modifications; Waivers and Extensions.

          (a) No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by the parties hereto intending to be bound thereby;

          (b) Any party to this Agreement may waive any right, breach or default which such party has the right to waive; provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No failure or delay in exercising any right, power or privilege hereunder shall be deemed a waiver or extension of the time for performance of any other obligations or acts nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          SECTION VII.10 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that (a) either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party and
(b) Edwards may assign all of its rights and obligations to a transferee of the Series A Preferred Shares or Newco Preferred Shares who, after giving effect to the transfer Beneficially Owns at least 10% of the World Heart Common Shares then outstanding on a fully-diluted basis, and who agrees in writing to be bound by the terms of this Agreement provided that the rights of Edwards in Section 5.1(a) may only be assigned to a single Person or a group of Persons that agrees to act jointly in exercising such rights and provided further that the rights of Edwards in Section 2.1 may not be assigned. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

          SECTION VII.11 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

          SECTION VII.12 Remedies Cumulative. The remedies provided for herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

                                   EDWARDS LIFESCIENCES LLC


                                   By: /s/ Michael A. Mussallem
                                      ------------------------------------------
                                      Name:    Michael A. Mussallem
                                      Title:   President and Chief Executive
                                                  Officer

                                    EDWARDS LIFESCIENCES (US) INC.

                                    By: /s/ Michael A. Mussallem
                                       -----------------------------------------
                                       Name:    Michael A. Mussalem
                                       Title:   President

                                     WORLD HEART CORPORATION

                                     By: /s/ Roderick M. Bryden
                                        ----------------------------------------
                                        Name:    Roderick M. Bryden
                                        Title:   President and Chief Executive
                                                   Officer

                                      OTTAWA HEART INSTITUTE
                                      RESEARCH CORPORATION

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      RODERICK M. BRYDEN

                                      /s/   Roderick M. Bryden
                                         ---------------------------------------


                                       DR. TOFY MUSSIVAND

                                      /s/  Dr. Tofy Mussivand
                                          --------------------------------------

                                TABLE OF CONTENTS
                                                                            Page
ARTICLE I Definitions.........................................................1
   SECTION I.1 Definitions....................................................1
ARTICLE II Corporate Governance...............................................4
   SECTION II.1 The World Heart  Board of Directors...........................4
   SECTION II.2 General Covenant to Vote......................................5
ARTICLE III Transfer Restrictions.............................................5
   SECTION III.1  Restrictions on World Heart Common Shares...................5
   SECTION III.2  Right of First Refusal......................................6
   SECTION III.3  Compliance with Applicable Law, Etc.........................7
   SECTION III.4  Legends on Shares...........................................7
   SECTION III.5   Effect.....................................................7
ARTICLE IV Preemptive Rights and Additional Stock Sales.......................7
   SECTION IV.1  Preemptive Rights............................................7
ARTICLE V Registration Rights.................................................8
   SECTION V.1  Registration on Request.......................................8
   SECTION V.2  Incidental Registration.......................................9
   SECTION V.3  Registration Procedures......................................10
   SECTION V.4  Indemnification..............................................12
ARTICLE VI Termination.......................................................14
   SECTION VI.1  Termination.................................................14
ARTICLE VII Miscellaneous....................................................14
   SECTION VII.1  Effectiveness..............................................14
   SECTION VII.4  Interpretation.............................................16
   SECTION VII.5  Severability...............................................16
   SECTION VII.6  Counterparts...............................................16
   SECTION VII.7  Entire Agreement; No Third Party Beneficiaries.............16
   SECTION VII.8  Further Assurances.........................................16
   SECTION VII.9  Amendments and Modifications; Waivers and Extensions.......17
   SECTION VII.10 Assignment.................................................17
   SECTION VII.11 Equitable Remedies.........................................17
   SECTION VII.12 Remedies Cumulative........................................18